EXHIBIT 4.1

[FORM OF 5.70% NOTE DUE JANUARY 15, 2035]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Unless and until this Note is exchanged in whole or in part for certificated Notes registered in the names of the various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

This Note may be exchanged for certificated Notes registered in the names of the various beneficial owners hereof only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for this Note or has ceased to be qualified to act as such or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (b) the Company, in its sole discretion, determines at any time that the 5.70% Notes due January 15, 2035 (the “Notes”) will no longer be represented by this global note, or (c) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No.	CUSIP No. 010284 AK 3

ALABAMA GAS CORPORATION

5.70% Notes due January 15, 2035

Principal Amount:	$

Regular Record Date:	1st calendar day of the month in which the Interest Payment Date occurs

Original Issue Date:	January 14, 2005

Stated Maturity Date:	January 15, 2035

Interest Payment Date:	January 15, April 15, July 15 and October 15, beginning April 15, 2005

Interest Rate:	5.70% per annum

Authorized Denominations:	$1,000 or any integral multiple thereof

Initial Redemption Date:	January 15, 2010

Alabama Gas Corporation, a corporation duly organized and existing under the laws of the State of Alabama (herein called the “Company”, which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              Dollars ($            ) on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15 and October 15 in each year commencing April 15, 2005, at the Interest Rate per annum specified above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or on a Redemption Date or upon acceleration) shall, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (as specified above) next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity Date or, if applicable, on any Redemption Date or upon acceleration, will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of the Note on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Note on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day. A “Business Day” shall mean any day other than a Saturday, a Sunday, a day on which banking institutions and trust companies in the city in which is located any principal office or agency maintained for the payment of principal of or interest on this Note are authorized or required by law, regulation or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of, premium, if any, and interest on, this Note at the Stated Maturity Date or earlier redemption shall be paid by wire transfer in immediately available funds (except that payment on certificated Notes shall be paid by check except in certain circumstances) upon surrender of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

ALABAMA GAS CORPORATION

By:

Its and Treasurer

By:

Its and Chief Executive Officer

[Seal of ALABAMA GAS CORPORATION appears here]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Company issued and issuable in one or more series under an Indenture, dated as of November 1, 1993 (such Indenture, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), of the Company to The Bank of New York (as successor to NationsBank of Georgia, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated on the face hereof as 5.70% Notes due January 15, 2035 in the aggregate principal amount of $40,000,000. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note, in whole or in part, at any time and from time to time on or after January 15, 2010, at the option of the Company, without premium, at a Redemption Price equal to 100% of the principal amount being redeemed plus accrued but unpaid interest on the principal amount being redeemed to the Redemption Date.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by The Depository Trust Company (the “Depositary”) during any period the Notes are issued in the form of a global security registered in the name of the Depositary or a nominee thereof; provided that during any period the Notes are issued in certificated form, the selection of such Notes for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In no event shall notes of a principal amount of $1,000 or less be redeemed in part. Notice of redemption shall be given by mail to Holders of the Notes to be redeemed, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. If the redemption notice is given and funds deposited as required by the Indenture, then interest will cease to accrue on and after the Redemption Date on the Notes or portions of Notes called for redemption. If the Company does not deposit redemption moneys on or before the date fixed for redemption, the principal amount of the Notes called for redemption will continue to bear interest as the rate of 5.70% per annum until paid.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Notes have been declared due and payable prior to the Started Maturity Date by reason of an Event of Default, or the Notes have been previously redeemed or otherwise repaid, the Company shall be obligated to redeem all or part of this Note, in integral multiples of $1,000 principal amount, upon the request of the representative of a deceased beneficial owner thereof (or a surviving joint tenant(s) by the entirety or the trustee of a trust to the extent hereinafter specified); provided, however, that during the period from the Original Issue Date through and including January 15, 2006 (the “Initial Period”), and during any twelve-month period which ends on and includes each January 15 thereafter (each, a “Subsequent Period”), the Company will not be required to redeem (1) during any such period, on behalf of any one deceased beneficial owner, any interest in Notes that exceeds $25,000 in principal amount, or (2) during any such period, ownership interests in the Notes exceeding $800,000 in aggregate principal amount for all representatives so requesting redemption. A request for redemption may be presented to the participant through whom the deceased beneficial owner owned such interest in the Note at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests in the Notes of this series in excess of the $25,000 limitation, such redemption, to the extent it exceeds the $25,000 limitation with respect to any deceased beneficial owner, shall not be included in the computation of the $800,000 aggregate limitation for such Initial Period or any Subsequent Period. If the Company, although not obligated to do so, chooses to redeem interests in the Notes of this series in excess of the $800,000 aggregate limitation, any such redemption, to the extent it exceeds the $800,000 aggregate limitation, shall not reduce the aggregate limitation for any Subsequent Period.

A request for redemption of Notes may be made by delivering a request to the participant through whom the deceased beneficial owner owned such interest in the Note, in form satisfactory to the participant, together with evidence of death and authority of the representative satisfactory to the participant, such waivers, notices or certificates as may be required under applicable state or federal law, and such other evidence of the right to redemption as the participant shall require. The redemption request shall specify the principal amount and maturity or maturities of the Notes to be redeemed, provided that this principal amount shall be in integral multiples of $1,000. The participant shall deliver the redemption request to the Depositary, who shall in turn forward the request to the Trustee. Subject to the $25,000 limitation and the $800,000 aggregate limitation, the Company will redeem the interest of such deceased beneficial owner in the Notes within sixty (60) days following receipt by the Company of the redemption request from the Trustee. If redemption requests exceed the $800,000 aggregate limitation during the Initial Period or any Subsequent Period, then such excess redemption requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem the Notes.

The Company may at any time notify the Trustee that it will redeem, on a date not less than 30 days thereafter, all or any such principal amount of Notes for which redemption requests have been received but which are not then eligible for redemption by reason of the $25,000 individual limitation or the $800,000 aggregate limitation. Any Notes which are so redeemed shall be redeemed in the order of receipt of redemption requests by the Trustee.

The price to be paid by the Company for Notes to be redeemed pursuant to a redemption request will be one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest to the date of payment. Payment for interests in the Notes that are to be redeemed shall be made to the Depositary upon presentation of Notes to the Trustee for redemption in the aggregate principal amount specified in the redemption request submitted to the Trustee by the Depositary that are to be fulfilled in connection with such payment. The principal amount of any Notes acquired or redeemed by the Company other than by redemption at the option of any representative of a deceased beneficial owner shall not be included in the computation of either the $25,000 limitation or the $800,000 aggregate limitation for the Initial Period or any Subsequent Period.

An interest in a Note held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single beneficial owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a beneficial owner. The death of a person who, during his lifetime, was entitled to substantially all of the rights of a beneficial owner of an interest in the notes will be deemed the death of the beneficial owner, regardless of the recordation of such interest on the records of the participant, if such rights can be established to the satisfaction of the participant. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a beneficial owner during such person’s lifetime.

In the case of a redemption request which is presented on behalf of a deceased beneficial owner and which has not been fulfilled at the time the Company gives notice to the Trustee of its election to redeem the Notes, the Notes which are the subject of the pending redemption request shall be redeemed prior to any other Notes.

Any redemption request may be withdrawn by the person(s) presenting the same upon delivery of a written request for such withdrawal given by the participant on behalf of such person(s) to the Depositary and by the Depositary to the Trustee not less than 60 days prior to payment thereof by the Company.

The Company may, at its option, purchase any Notes for which redemption requests have been received in lieu of redeeming such Notes. Any Notes so purchased by the Company shall either be reoffered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation. Any such acquisition of Notes by the Company will not be included in the computation of the $25,000 individual limitation or the $800,000 aggregate limitation for the Initial Period or any Subsequent Period.

During such time or times as this Note is not represented by a global security and is issued in definitive form, all references in this Note to participants and the Depositary, including the Depositary’s governing rules, regulations and procedures, shall be deemed deleted, all determinations which under this Note the participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the beneficial owner of the interest in this Note or is in fact deceased and whether the representative is duly authorized to request redemption on behalf of the applicable beneficial owner), all redemption requests, to be effective, shall be delivered by the representative to the trustee, with a copy to the Company, and shall be in the form of a redemption request (with appropriate changes to reflect the fact that such redemption request is being executed by a representative) and, in addition to all documents that are otherwise required to accompany a redemption request, shall be accompanied by this Note.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of and interest on the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, in the coin or currency, and in the manner, prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer or exchange of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer or exchange at the offices of The Bank of New York, Jacksonville, Florida or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees or to the Holder, as the case may be. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like tenor and aggregate principal amount of Notes of this series, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency designated by the Company from time to time. The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes of this series called for redemption or (b) issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Notes of this series are issuable only in registered form, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or

other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of ALABAMA GAS CORPORATION and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said Note on the books of the above-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

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